                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement of National Golf Properties, Inc. on Form S-3 (File No. 333-67403) of our report dated February 4, 1998, except for Note 14, as to which the date is December 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of National Golf Properties, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          PricewaterhouseCoopers LLP

Los Angeles, California

February 18, 1999